UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

RAYTHEON TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

870 Winter Street, Waltham, Massachusetts  02451

(Address of principal executive offices, including zip code)

(781) 522-3000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2021, Michael J. Wood, Corporate Vice President and Controller of Raytheon Technologies Corporation (the “Company”), is taking a medical leave of absence.

In connection with Mr. Wood’s medical leave of absence, effective July 16, 2021, Steven A. Forrest, Vice President and Assistant Controller of the Company, was appointed as Acting Controller of the Company and its acting principal accounting officer.

Mr. Forrest has served as Vice President and Assistant Controller of the Company since the consummation of the merger of equals transaction between Raytheon Company and United Technologies Corporation on April 3, 2020.  Prior to the merger, Mr. Forrest served as Vice President and Assistant Controller of Raytheon Company and had served in other accounting and financial reporting roles of increasing responsibility.  Mr. Forrest, age 56, joined Raytheon Company in 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION
(Registrant)
Date: July 16, 2021	By: /S/ FRANK R. JIMENEZ
Frank R. Jimenez
Executive Vice President & General Counsel